Exhibit 10.15

Certain information has been omitted from the exhibit because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential. The omissions have been indicated by (“[***]”).

edward nathan sonnenbergs

Johannesburg cape town durban stellenbosch
150 west street
sandown sandton Johannesburg 2196
p o box 783347 sanditon south africa 2146
docex 152 randburg
tel +2711 269 7600 fax +2711 269 7899
info@>roblemsollled.co.za www.problemsollled.co.za

FIRST ADDENDUM TO THE KELLTECH SOUTH AFRICA LICENSE AGREEMENT (dated 16 April 2014)

between

KELLTECH LIMITED (previously named Lifezone SA Ventures Limited)
(Company No. 084564 C1/GBL)

and

KELLPLANT (PTY) LTD (to be renamed Kelltechnology South Africa (RF) (Pty) Ltd or such other name as may be approved by the Companies and Intellectual Property Commission of South Africa)

(Registration No. 2008/026628/07)

(the “Agreement”)

WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTRODUCTION

1.1.	All he terms defined in the Agreement shall, unless the context otherwise requires, bear the same meaning when used in this addendum to the Agreement (the “Addendum”).

1.2.	The Parties wish to amend the Agreement on the basis contemplated in tis Addendum

2.	SUSPENSIVE CONDITIONS

2.1.	Clause 3 is subject to the fulfilment of the following suspensive conditions that by no later than the latest date upon which the suspensive conditions to the subscription and shareholders’ agreement (the “KellTech SA Shareholders’ Agreement”) entered into or to be entered into between Lifezone Limited, ORKID S.a r.l., the Industrial Development Corporation of South Africa Limited, KellTech Limited and (Pty) Ltd, a company incorporated in the Republic of South Africa having registration number 2008/026628/07 (to be renamed KellTechnology South Africa (RF) (Pty) Ltd or such other name as may be approved by the Companies and Intellectual Property Commission of South Africa) (“KellTech SA”), must be fulfilled or waived (as the case may be), or such extended date as the Parties may agree in terms of clause 2.4:

2.1.1.	the KellTech SA Shareholders’ Agreement has become unconditional, save for any condition contained therein requiring this Agreement to have been entered into or become unconditional;

2.1.2.	approval has been granted by the Reserve Bank as referenced in the Exchange Control Regulations for the terms of the Agreement as amended pursuant to this Addendum;

2.1.3.	the first addendum to the license agreement between Lifezone Limited, KellTech Limited and Keith [***] Liddell in respect of KellTechnology (dated 16 April 2014) has been entered into and become unconditional, save for any condition contained therein requiring this Agreement to have been entered into or become unconditional; and

2.1.4.	the sub-licence agreement in respect of KellTechnology between KellTech SA and its subsidiary has been entered into and become unconditional, save for any condition contained therein requiring this Agreement to have been entered into or become unconditional.

2.2.	Forthwith after the date upon which this Agreement is signed by the last of the Parties to do so {the “Signature Date”), the Parties shall use their respective reasonable endeavours and co-operate in good faith to procure the fulfilment of the suspensive conditions, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

2.3.	The suspensive conditions have been inserted for the benefit of all of the Parties who will together be entitled to waive fulfilment of same by written agreement prior to the expiry of the relevant time period set out in clause 2.1 (or extended in accordance with clause 2.4).

2.4.	Unless the suspensive conditions have been fulfilled or waived by not later than the relevant date for fulfilment thereof set out in clause 2.1 (or such later date or dates as may be agreed in writing between the Parties), the amendments contemplated in clause 3, will never become of any force or effect and none of the Parties will have any claim against any other Party in terms hereof or arising from the failure of the suspensive conditions, save for any claims arising from a breach of clause 2.2, as well as any breach of any of the provisions of this Agreement which became effective on the Signature Date.

3.	AMENDMENTS

With effect from the date upon which the last of the suspensive conditions set out in clause 2 have been fulfilled or waived (as the case may be), the Agreement is hereby amended by making the changes thereto reflected in mark-up in Annexure A hereto.

4.	CONTINUATION OF THE AGREEMENT

Save as specifically contemplated in this Addendum, the Agreement shall continue to be of force and effect on the basis of its original terms and conditions.

5.	EXECUTION OF THE AGREEMENT

This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

SIGNED by the Parties on the following dates and at the following places respectively.

For:	KELLPLANT (PTY) LTD

Signature:	/s/ ILLEGIBLE
who warrants that he / she is duly authorised thereto
Name:
Date:	03/02/2016
Place:

For:	KELLTECH LIMITED

Signature:	/s/ ILLEGIBLE
who warrants that he / she is duly authorised thereto
Name:
Date:	03/02/2016
Place:

We hereby consent to the amendments contemplated in this Addendum:

For:	LIFEZONE LIMITED

Signature:	/s/ KEITH LIDDELL
who warrants that he / she is duly authorised thereto
Name:	KEITH LIDDELL
Date:	03/02/2016
Place:

For:	KEITH [***]LIDDELL

Signature:	/s/ ILLEGIBLE
who warrants that he / she is duly authorised thereto
Name:
Date:	03/02/2016
Place:

For:	ORKID S.a r.l.

Signature:
who warrants that he / she is duly authorised thereto
Name:
Date:	12/02/2016
Place:

For:
Signature:
who warrants that he / she is duly authorised thereto
Name:
Date:	12/02/2016
Place:

Annexure A. The Agreement as amended

edward nathan sonnenbergs

Johannesburg cape town durban stellenbosch

150 west street

sandown sandton Johannesburg 2196

p o box 783347 sanditon south africa 2146

docex 152 randburg

tel +2711 269 7600 fax +2711 269 7899

info@>roblemsollled.co.za

www.problemsollled.co.za

KELLTECH SOUTH AFRICA LICENCE AGREEMENT EXECUTION VERSION

between

KELLTECH LIMITED (previously named Lifezone SA Ventures Limited)
(Company No. 084564 C1/GBL

and

KELLPLANT TECHNOLOGIES (PTY LTD) (to be renamed KellTechnology South Africa (RF) (Pty) Ltd or such other name as may be approved by the Companies and Intellectual Property Commission of South Africa) (Registration No. 2008/026628/07)

dated 16 April 2014

1.	INTERPRETATION AND DEFINITIONS

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears:

1.1	words importing:

1.1.1	any one gender include the other two genders;

1.1.2	the singular include the plural and vice versa; and

1.1.3	natural persons include created entities (corporate or unincorporate) and the state and vice versa;

1.2	the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

1.2.1	“Agreement” means this licence agreement;

1.2.2	“Business Day” means a day, other than a Saturday, Sunday, or public holiday in Guernsey, the Republic of South Africa or the Republic of Mauritius;

1.2.3	“Concentrate” means the product arising from the process of crushing, milling, flotation, or any other method of separation whereby material containing PGMs is separated from tailings and concentrated from the ore and waste rock;

1.2.4	“the Effective Date” is the date of the fulfilment and/or waiver of the last of the suspensive conditions in clause 3.1 to be fulfilled or waived (as the case may be);

1.2.5	“Exchange Control Regulations” means the South African Exchange Control Regulations, 1961, as promulgated by Government Notice R.1111 of 1 December 1961 and amended up to Government Notice No. R. 445 in Government Gazette No. 35430 of 8 June 2012;

1.2.6	“Gross Margin” means the Net Refinery Return fess the cost of processing the relevant Concentrate using KellTechnology (including, without limitation, all capital and financing costs), provided that such costs shall be calculated on the basis of including amortising capital expenditure on the relevant treatment plant over twenty years;

1.2.7	“Intellectual Property” means the intellectual property rights licensed to KellTech Mauritius under the KellTech Mauritius Licence;

1.2.8	“KellTech Mauritius” means KellTech Limited (previously named Lifezone SA Ventures Limited), a company registered and incorporated in Mauritius under company number 084564 C2 /GBL;

1.2.9	“KellTech Mauritius Licence” means the licence agreement entered into between KellTech Mauritius and Liddell on or about the Signature Date in terms of which, inter alia, Lifezone has licensed the Intellectual Property to KellTech Mauritius on an exclusive basis_ in various countries including the Licensed Territory for the processing and production of PGMs, and on a non-exclusive basis for the sale of products arising from application of KellTechnology outside various countries including the Licensed Territory;

1.2.10	“KellTech Mauritius Shareholders Agreement” means the written shareholders’ agreement entered into or to be entered into between Lifezone, SPM, Orkid, KellTech Mauritius and Liddell on or about the Signature Date in terms of which, inter alia, the relationships of the shareholders of KellTech Mauritius are regulated and certain arrangements and understandings in respect of KellTech Mauritius are set out;

1.2.11	“KellTech SA” means (Pty) Ltd, a company incorporated in the Republic of South Africa having registration number 2008/026628/07 (to be renamed KellTechnology South Africa (RF) (Pty) Ltd or such other name as may be approved by the Companies and Intellectual Property Commission of South Africa) and registered address at DM Kisch House, lnanda Greens Business Park, 54 Wierda Road West Wierda Valley, Sandton, South Africa;

1.2.12	“KellTechnology” means the hydrometallurgical process developed by Liddell for the extraction of PGMs that requires significantly less electrical energy than the current conventional matte smelting process;

1.2.13	“Know-How” means all confidential information of whatever nature relating to:

1.2.13.1	the inventions and technologies that form the subject matter of the Patents;

1.2.13.2	KellTechnology which is under the possession and control of Lifezone; and

1.2.13.3	all other information generally relating to exploitation, implementation and/or use of the technologies referred to in 1.2.14.1 and 1.2.14.2 above including, without limiting the generality of the foregoing, technical information, manufacturing and processing techniques, designs, specifications, formulae, systems, processes and information concerning materials;

1.2.14	“Libor” means the London interbank offered rate administered by the British Bankers Association (or any other person which takes over the administration of that rate) for three month US dollar deposits displayed on pages Libor01 and Libor02 of the Reuters screen (or any replacement Reuters page) which displays that rate at 11am (London time) on the first Business Day of each calendar quarter;

1.2.15	“Licence Quarter” means a period of three calendar months starting on the first day of the months of March, June, September and December of any calendar year;

1.2.16	“Licensed Territory” means the Republic of South Africa;

1.2.17	“Liddell” means Keith [***] Liddell ([***]);

1.2.18	“Lifezone” is Lifezone Limited (Company No. 081243 C2/GBL), a company registered and incorporated in Mauritius;

1.2.19	“Net Refinery Return” means the net revenue (after deducting transport costs, customs clearing costs, refining charges and realizations) received from the sales of refined PGMs produced from Concentrate from a plant using KellTechnology;

1.2.20	“Orkid” means Orkid S.a r.l., Registration No. B 167 777, a limited liability private company duly incorporated in Luxembourg;

1.2.21	“Parties” are KellTech Mauritius and KellTech SA;

1.2.22	“Patents” means:

1.2.22.1	South African Patent 2000/6600; and

1.2.22.2	South African provisional patent application 2012/05222 and all patent applications and granted patents in the Licensed Territory claiming priority from the aforementioned provisional patent application;

1.2.23	“PGMs” means platinum, palladium, rhodium, ruthenium, iridium and osmium together with the associated metals of gold, silver, nickel, copper and cobalt;

1.2.24	“Reserve Bank” means the Financial Surveillance Department of the South African Reserve Bank;

1.2.25	“Signature Date” is the date of signature of this Agreement by the last of the Parties to do so;

1.2.26	“SPM” means Sedibelo Platinum Mines Limited (Registration No. 54400), a company incorporated in Guernsey having its registered address at 11 New Street, St Peter Port, Guernsey, GY1 2PF;

1.2.27	“SPM Group” means SPM and any company in which SPM (a) owns directly or indirectly a majority of the issued share capital and/or (b) holds directly or indirectly a majority of the voting rights and/or (c) is entitled to receive the majority of any distribution and/or (d) is entitled to receive the majority of its assets on a winding up;

1.2.28	“Sub-licencee” shall bear the meaning ascribed thereto in clause 4:

1.2.29	“Taxes” shall include all VAT, income, excise, regional services and other taxes of whatever nature (other than taxes generally asserted on the net income of KellTech Mauritius in Mauritius) as well as all levies, imposts, duties, charges or fees of whatever nature;

1.2.30	“USD” or “US Dollars” means United States Dollars; and

1.2.31	“USD Exchange Rate” mea ns the average USD/South African Rand Foreign exchange spot trading rate published by Reuters in page “ZAR-INVT” at 08h00 on the last day of the month in which he relevant Licence Quarter in question ends;

1.2.32	“VAT” means the value-added tax;

1.3	any reference to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time and includes any subordinate legislation made from time to time under such enactment. Any reference to a particular section in an enactment is to that section as at the Signature Date, and as amended or re-enacted from time to time and/or an equivalent measure in an enactment, provided that if as a result of such amendment or re enactment, the specific requirements of a section referred to in this Agreement are changed, the relevant provision of this Agreement shall be read also as if it had been amended as necessary, without the necessity for an actual amendment;

1.4	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement;

1.5	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day is not a Business Day, in which case the last day shall be the next succeeding day which is a Business Day;

1.6	references to an “agreement” or “document” shall be construed as a reference to such agreement or document as the same may have been amended, varied, supplemented or novated in writing at the relevant lime in accordance with the requirements of such agreement or document and, if applicable, of this Agreement with respect to amendments;

1.7	expressions defined in this Agreement shall bear the same meanings in annexures to this Agreement which do not themselves contain their own conflicting definitions;

1.8	the use of any expression in this Agreement covering a process available under Mauritian or South African law such as a winding up (without limitation eiusdem generis) shall, if any of the Parties is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

1.9	if any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10	the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.11	the rule of construction that a contract shall be interpreted against the Party responsible for the drafting or preparation of the contract, shall not apply;

1.12	any reference in this Agreement to a Party shall include a reference to that Party’s assigns expressly permitted under this Agreement and, if such party is liquidated or sequestrated, be applicable also to and binding upon that party’s liquidator or trustee, as the case may be;

1.13	the index and the headings in this Agreement are inserted for convenience only and do not affect its interpretation;

1.14	any annexure to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its annexures;

1.15	references to “clauses” and “Annexures” are references to the clauses and annexures of this Agreement;

1.16	the words “include”, “including” and “In particular” shall be construed as being by way of example or emphasis only and shall not be construed, nor shall they take effect, as limiting the generality of any preceding words;

1.17	the words “other” and “otherwise” shall not be construed eiusdem generis with any preceding words where a wider construction is possible; and

1.18	whenever anyone referred to in this Agreement are required to act “as an expert and not as an arbitrator” in terms of this Agreement, then -

1.18.1	the determination of the expert shall (in the absence of manifest error) be final and binding;

1.18.2	subject to any express provision to the contrary, the expert shall determine the party liable to pay his or its charges, which shall be paid accordingly;

1.18.3	the expert shall be entitled to determine such methods and processes as he or it may, in his or its sole discretion, deem appropriate in the circumstances provided that the expert may not adopt any process which is manifestly biased, unfair, unreasonable or contrary to accepted market practice at the time;

1.18.4	the expert shall consult with all relevant Parties (provided that the extent of the expert’s consultation shall be in his or its sole discretion) prior to rendering a determination; and

1.18.5	having regard to the sensitivity of any confidential information, the expert shall be entitled to take advice from any person considered by him or it to have expert knowledge with reference to the matter in question.

2.	PREAMBLE

2.1	Lifezone is the proprietor of the Intellectual Property.

2.2	The Intellectual Property is licensed by Lifezone to KellTech Mauritius on the terms set out in the KellTech Mauritius Licence, which agreement, inter alia, grants KellTech Mauritius the right to sub-licence the whole or part of the Intellectual Property on an exclusive basis in various countries, including South Africa.

2.3	The Parties have agreed that KellTech Mauritius will grant an OOH-exclusive sub-licence of the Intellectual Property to KellTech SA in South Africa on the terms set out in this Agreement.

3.	CONDITIONS PRECEDENT

3.1	The whole of this Agreement, other than the provisions of this clause, clause 1 and clauses 18 (Cession and Assignment) to 30 (Severability), which shall be of immediate force and effect on the Signature Date, is subject to the fulfilment of the following suspensive conditions that by no later than 31 December 2014:

3.1.1	the KellTech Mauritius Shareholders Agreement has become unconditional, save for any condition contained therein requiring this Agreement to have become unconditional;

3.1.2	approval has been granted by the Reserve Bank as referenced in the Exchange Control Regulations for the terms of this Agreement and the payments to be made by KellTech SA to KellTech Mauritius hereunder;

3.1.3	the Department of Trade and Industry of the Republic of South Africa grants approval for the payments to be made by KellTech SA to KellTech Mauritius hereunder against submission of an application under Form DTP001.

3.2	Forthwith after the Signature Date, the Parties shall use their respective reasonable endeavours and co-operate in good faith to procure the fulfilment of the suspensive conditions, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

3.3	The suspensive conditions in 3.1.2 and 3.1.3 are not capable of being waived in law.

3.4	The suspensive condition in 3.1.1 has been inserted for the benefit of all of the Parties who will together be entitled to waive fulfilment of same by written agreement prior to the expiry of the relevant time period set out in clause 3.1 {or extended in accordance with clause 3.5).

3.5	Unless the suspensive conditions have been fulfilled or waived by not later than the relevant date for fulfilment thereof set out in clause 3.1 {or such later date or dates as may be agreed in writing between the Parties), the provisions of this Agreement, save for this clause, clause 1 and clauses 18 {Cession and Assignment) to 30 (Severability), which will remain of full force and effect, will never become of any force or effect and none of the Parties will have any claim against any other Party in terms hereof or arising from the failure of the suspensive conditions, save for any claims arising from a breach of clause 3.2, as well as any breach of any of the provisions of this Agreement which became effective on the Signature Date.

4.	LICENSED RIGHTS

KellTech Mauritius hereby grants to KellTech SA:

4.1	an exclusive licence in respect of the Intellectual Property within the Licensed Territory to use and/or exercise the processes and technologies that form the subject matter of the Intellectual Property; and

4.2	a non-exclusive licence in respect of the Intellectual Property to sell goods and products that are the product of the exercise of such licence within the Licensed Territory, such sale not being restricted to the Licensed Territory.

The licence granted to KellTech SA excludes includes the right to sub-licence the whole or any part of the Intellectual Property within the Licensed Territory on a non-exclusive basis to use and/or exercise the processes and technologies that form the subject matter of the Intellectual Property: and (b) grant a non-exclusive licence in respect of the Intellectual Property to sell goods and products that are the product of the exercise of such licence within the Licensed Territory. such sale not being restricted to the Licensed Territory and only on the basis that any such sub-licencee (the “Sub-licencee”) shall not be permitted to further sub-license same.

5.	TERM OF AGREEMENT

5.1	Save for those clauses in which become of immediate force and effect on the Signature Date pursuant to clause 3, this Agreement commences with effect from the Effective Date and shall remain in force indefinitely, unless terminated in accordance with the provisions of clause 19 (Force majeure), until the date upon which the KellTech Mauritius Licence terminates.

5.2	Within 9 (nine) months of termination of this Agreement for any reason whatsoever, during which period KellTech SA shall, subject to clause 23.2, continue to pay KellTech Mauritius the royalties, KellTech SA shall cease to use the Intellectual Property and shall, within 3 (three) months thereafter, return to KellTech Mauritius or destroy all documents and materials containing, reflecting, incorporating, or based on the Intellectual Property in its possession (and any copies of, or extracts from, such documents or materials) and expunge, as far as practical, all such documents and materials from any computer or data storage system into which it was entered save that KellTech SA may retain documents containing or based on the Intellectual Property to the extent required by law or any applicable governmental or regulatory authority.

5.3	All provisions of this Agreement which in order to give effect to their meaning need to survive its termination shall remain in full force and effect thereafter.

6.	TITLE TO THE INTELLECTUAL PROPERTY

6.1	KellTech SA acknowledges that all right, title and interest in and to the Intellectual Property vests in Lifezone and that, save as set out in this Agreement, it has no claim of any nature in and to the Intellectual Property; and

6.2	KellTech SA shall not at any time during or after termination or cancellation of this Agreement dispute the validity or enforceability of such rights or the Patents, or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of that right, title and interest of any of the intellectual property rights which may be the subject of this Agreement and shall not counsel or assist any other person to do so.

7.	DELIVERY OF INTELLECTUAL PROPERTY AND PROVISION OF TECHNICAL EXPERTISE

Within 30 (thirty) days of the Effective Date KellTech Mauritius will deliver to KellTech SA one copy of each of the Patents together with a copy of all documentation and other materials in the possession of KellTech Mauritius adequately imparting the Know-How necessary for the proper implementation of this Agreement.

8.	ROYALTIES AND MARKET REPORTS

8.1	In consideration for the rights granted to it in terms of this Agreement, KellTech SA undertakes to pay KellTech Mauritius a royalty of [***]% ([***] per cent) of Net Refinery Return arising from Concentrate processed using KellTechnology by the Sub-licencee regardless of the source of the Concentrate.

8.2	Royalties payable for a Licence Quarter shall be calculated and paid by KellTech SA within 30 days of the end of the Licence Quarter in question. Where any amounts which are required for purposes of calculating any royalty payable pursuant to clause 8.1 are in any currency other than United States Dollars, then for the purposes of calculating such royalties the same shall be converted to United States Dollars using the USO Exchange Rate in respect of the Licence Quarter to which such royalty relates.

8.3	Simultaneously with each royalty payment KellTech SA will furnish KellTech Mauritius with a complete and accurate royalty statement in a form stipulated by KellTech Mauritius (acting reasonably) from time to time. All royalty statements furnished by KellTech SA pursuant to this Agreement will be certified as correct by a director of KellTech SA and shall include such particulars of technical information as KellTech Mauritius may reasonably require from time to time.

8.4	All payments made by KellTech SA to KellTech Mauritius shall be made:

8.4.1	in cash or by electronic transfer;

8.4.2	free of exchange;

8.4.3	without deduction or demand;

8.4.4	at KellTech Mauritius’ address, or at such other address within Mauritius as KellTech Mauritius may from time to time nominate by notice duly given or care of KellTech Mauritius’ Mauritian bankers as notified by KellTech Mauritius to KellTech SA from time to time by notice duly given; and

8.4.5	in United States Dollars.

8.5	In the event that the royalties payable by KellTech SA are subject to VAT such tax shall be payable by KellTech SA and any amount payable by KellTech SA to KellTech Mauritius shall be calculated net of VAT.

9.	LIABILITY FOR INTEREST ON LATE PAYMENTS

9.1	All amounts which KellTech SA is required to pay to KellTech Mauritius in terms of this Agreement and which are not paid on due date shall bear interest at Libor plus [***]%.

9.2	The said interest shall be calculated monthly in advance from the due date of payment and shall be compounded. The interest rate will be calculated on the basis of a 360 (three hundred and sixty) day year for actual days elapsed.

9.3	KellTech Mauritius’ right to charge interest on outstanding amounts shall not detract from any other rights that KellTech Mauritius may have in terms of this Agreement.

10.	ACCOUNTING RECORDS

10.1	KellTech SA shall keep full, true and accurate books of account and records in accordance with generally accepted accounting practice containing all particulars that may be necessary for the purposes of showing the amount of royalties payable to KellTech Mauritius in terms of this Agreement. Such books of account and records shall be kept at the premises where KellTech SA’s business is carried on.

10.2	KellTech SA shall permit KellTech Mauritius at any time during business hours to have an independent chartered accountant of KellTech Mauritius’ selection examine all of the aforementioned books of account and records (including information stored in computer readable form) and to take copies of all such documents, books and records to determine whether all appropriate accounting of royalties hereunder and payments thereof have been made.

11.	TAXES

If KellTech SA is compelled by law to make any deductions or withholdings it will pay such additional amounts as may be necessary in order that the net amount received by KellTech Mauritius after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount KellTech Mauritius would have received had no such deductions or withholdings been made, and KellTech SA will provide KellTech Mauritius with evidence satisfactory to KellTech Mauritius (acting reasonably) that it has paid such deductions or withholdings, including, without limitation, an original or certified copy of each tax receipt evidencing such payments within 30 days following the date of each such payment.

12.	IMPROVEMENTS TO THE INTELLECTUAL PROPERTY

12.1	If while this Agreement is in force, KellTech SA and/or the Sub-licencee/s makes, discovers or acquires any improvement to the Intellectual Property, KellTech SA undertakes:

12.1.1	to immediately inform KellTech Mauritius and Lifezone of such improvement; and

12.1.2	to make such arrangements as are necessary for

12.1.2.1	the Sub-licencee/s to transfer such improvements to KellTech SA where the Sub-licencee/s have discovered or acquired any such improvements; and

12.1.2.2	KellTech SA to transfer for US$1 such improvements (whether discovered by KellTech SA or the Sub- licencee/s) to Lifezone, including entering into such documents and agreements as may be necessary to do so.

12.2	Such improvements will be deemed to form part of the Intellectual Property licenced by KellTech Mauritius to KellTech SA under this Agreement. If Lifezone obtains patent or other registered intellectual property rights for such improvements within the Licensed Territory such rights will be deemed to be part of the Intellectual Property licensed by KellTech Mauritius to KellTech SA in terms of this Agreement.

12.3	If while this Agreement is in force KellTech SA becomes aware of any improvements to the Intellectual Property that are made by a third party (including, without limitation, any improvements to the Intellectual Property that are made by the Sub-licencee/s), KellTech SA shall immediately notify KellTech Mauritius of such improvements.

KellTech SA acknowledges that it and the Sub-licencees shall have not rights of ownership or registration to such improvements, and undertakes that it and the Sub-licencees shall not take any steps to register for itself or otherwise claim ownership of or any rights of use in respect of such improvements to the Intellectual Property nor take any steps which would prejudice Lifezone’s ability to make any registration thereof.

13.	EXCHANGE CONTROL

13.1	Should the necessary permissions from the Reserve Bank and/or the Department of Trade and Industry (the “Necessary Permissions”) for this Agreement and/or for payments to KellTech Mauritius in terms of this Agreement be withdrawn at any time during the duration of this Agreement, then the Parties shall for a period of 24 (twenty four) months after the date upon which the Necessary Permissions are withdrawn (the “24 Month Period”) use their respective reasonable endeavours and act in good faith to restructure their affairs in such a manner that the Necessary Permissions are granted as soon as is reasonably possible within the 24 Month Period. If the Necessary Permissions are not granted within the 24 Month Period, then with effect from the date upon which the 24 Month Period expires either Party shall (upon 12 (twelve) months written notice to the other Party) be entitled to terminate this Agreement. Pending expiry of such notice, KellTech Mauritius shall be entitled to notify KellTech SA of its South African Rand bank account situated within the Republic of South Africa to which payments under this Agreement will be made with effect from the date of such withdrawal.

13.2	Where applicable KellTech SA shall have the responsibility and bear the expense of promptly obtaining the necessary permission from the Reserve Bank and/or the South African Department of Trade and Industry for the transactions set out in this agreement including the payments to KellTech Mauritius in terms of this Agreement.

14.	WARRANTIES BY KELLTECH MAURITIUS

14.1	KellTech Mauritius hereby warrants to KellTech SA that, as at the Signature Date, the Effective Date and all periods between such dates:

14.1.1	KellTech Mauritius is free to grant the licence conferred by this Agreement;

14.1.2	Lifezone is the sole proprietor of the Intellectual Property;

14.1.3	no third party holds any rights of any nature in and to the Intellectual Property;

14.1.4	Liddell holds no rights of any nature in and to the Intellectual Property;

14.1.5	the Intellectual Property and the exercise of the rights granted to KellTech SA in terms of this Agreement does not infringe in any manner whatsoever on the intellectual property rights of any third party either within or outside the Licensed Territory;

14.1.6	South African Patent 2000/6600 is valid and in force;

14.1.7	other than the Intellectual Property and save for any improvement to the Intellectual Property there are no other registered or unregistered forms of intellectual property that need to be licensed in order to enable the use of KellTechnology for its intended purpose; and

14.1.8	Lifezone and/or KellTech Mauritius has not received any notice of infringement of any Intellectual Property from any party.

15.	KELLTECH MAURITIUS COVENANTS

15.1	KellTech Mauritius hereby covenants to KellTech SA that it shall procure that:

15.1.1	Lifezone shall not license the Intellectual Property in the Licensed Territory to any third party or Liddell;

15.1.2	Lifezone shall not grant, sell, assign or otherwise encumber any interest in the Intellectual Property in the Licensed Territory to or in favour of any third party or Liddell;

15.1.3	Lifezone shall notify KellTech Mauritius if it receives any notice or claim from a third party that: (a) challenges the validity of the Intellectual Property (or any part thereof); or (b) the exercise of any of the rights under the Intellectual Property in terms of this Agreement in the Licensed Territory Infringes the intellectual property rights of such third party, and if Lifezone does receive such a claim it shall defend such a claim; and

15.1.4	Lifezone shall use its reasonable endeavours to conduct its affairs such that it shall not be considered a South African resident for tax purposes.

16.	WARRANTIES BY EACH PARTY

16.1	Each of the Parties hereby warrant to and in favour of the other Party that as at the Signature Date, the Effective Date and all periods between such dates:

16.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

16.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms; and

16.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not:

16.1.3.1	contravene any law or regulation to which it is subject;

16.1.3.2	contravene any provision of its constitutional documents; or

16.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

16.2	Each warranty and undertaking in this Agreement:

16.2.1	is a separate warranty and undertaking and will in no way be limited or restricted by reference to or inference from the terms of any other warranty or undertaking or by any other words in this Agreement;

16.2.2	shall continue and remain in force notwithstanding the completion of the transactions contemplated in this Agreement; and

16.2.3	be deemed to be material and to be a material representation inducing the recipient to enter into this Agreement.

17.	INFRINGEMENT

17.1	The following provisions shall apply to any claim made against KellTech SA and/or the Sub-licencee arising out of any alleged infringement of the intellectual property rights of a third party or to legal proceedings arising out of such claim. KellTech SA shall as soon as is reasonably possible after such claim comes to its attention notify KellTech Mauritius of the claim, whereupon:

17.1.1	KellTech Mauritius shall defend such claim and any legal proceedings arising from it (which shall include an appeal) in KellTech SA’s and/or the Sub-licencee’s name and control the proceedings in regard thereto at KellTech Mauritius’ expense; and

17.1.2	KellTech SA shall give (and procure that the Sub-licencee gives) KellTech Mauritius all reasonable assistance in the defence of such claim at the expense of KellTech Mauritius;

17.1.3	when pursuing such claim or settling such claim KellTech Mauritius shall, at all stages and in all respects, do so on the same basis as it would act in circumstances where it was pursuing such claim for its own benefit and shall deliver to KellTech SA and the Sub-licencee all correspondence, court documents, settlement documents, communications and evidence in relation to the claim and/or the settlement thereof, and where possible it shall deliver draft documentation to KellTech SA and the Sub-licencee prior to sending same to the third party and take into consideration all reasonable comments which KellTech SA and the Sub-licencee and/or its advisors may have on any of such documents, and KellTech SA and the Sub-licencee shall be entitled on reasonable notice to KellTech Mauritius to have calls with KellTech Mauritius when it deems fit in order to obtain an update on the progress of the claim and/or the settlement thereof;

17.1.4	KellTech Mauritius may abandon the defence to the claim if pursuant thereto a reasonable settlement is granted in favour of KellTech Mauritius.

18.	CESSION AND ASSIGNMENT

The rights and obligations of KellTech SA are personal and may not be ceded, assigned, let or otherwise disposed of in any manner whatsoever without the prior written consent of KellTech Mauritius which consent may be granted or withheld in KellTech Mauritius’ absolute discretion.

19.	FORCE MAJEURE

19.1	A Party is not liable for a failure to perform any of its obligations under this Agreement in so far as it proves:

19.1.1	that the failure was due to an impediment beyond its control;

19.1.2	that it could not reasonably be expected to have taken the impediment and its effects upon the party’s ability to perform into account at the time of the conclusion of the contract; and

19.1.3	that it could not reasonably have avoided or overcome the impediment or at least its effects.

19.2	An impediment in clause 19.1 may result from events such as the following, this enumeration not being exhaustive;

19.2.1	war, whether declared or not, civil war, civil violence, riots and revolution, acts of piracy, acts of sabotage;

19.2.2	natural disasters such as violent storms, cyclones, earthquakes, tidal waves, floods, destruction by lightening;

19.2.3	explosions, fire, destruction of machines, of factories and of any kind of installations;

19.2.4	boycotts, strikes and lock-outs of all kinds, go-slow, occupation of factories and premises, and work stoppages;

19.2.5	acts of authority, whether lawful or unlawful, apart from acts for which the party seeking relief has assumed the risk by virtue of any other provisions of this Agreement; and apart from the matters mentioned in clause 19.3.

19.3	For the purposes of clause 19.1 “impediment” does not include lack of authorisations, of licenses, or permits or of approvals necessary for the performance of the licence.

19.4	Relief from liability for non-performance by reason of the provisions clause 19 shall commence on the date upon which the Party seeking relief gives notice of the impediment relied upon and shall terminate upon the date upon which such impediment ceases to exist; provided that if such impediment continues for a period of more than 6 (six) months either Party shall be entitled to terminate this Agreement by written notice to the other Party.

20.	CONFIDENTIALITY

20.1	Save as provided in this clause 20, each Party shall, and shall procure that its respective officers, directors, employees, agents, auditors and advisors shall, treat as confidential all information relating to the Intellectual Property, to any other Party or relating to their respective businesses that is of a confidential nature and which is obtained by that Party in terms of, or arising from the implementation of this Agreement, which may become known to it by virtue of being a Party (together, the “Protected Information”), and shall not reveal, disclose or authorise the disclosure of any such Protected Information to any third party or use (save for the permitted use of the Protected Information by KellTech SA) such Protected Information for its own purpose or for any purposes.

20.2	The obligations of confidentiality in clause 20.1 shall not apply in respect of the disclosure or use of such information in the following circumstances:

20.2.1	In respect of disclosures of the Protected Information by KellTech SA to a third party where such disclosure is made in the proper conduct of the business of KellTech SA and such disclosure is made subject to a suitable written confidentiality undertaking signed by the third party protecting the confidential nature of the Protected Information;

20.2.2	in respect of any information which is previously known by such Party (other than as a result of any breach or default by any Party or other person of any agreement by which such confidential information was obtained by such Party);

20.2.3	in respect of any information which is in the public domain (other than as a result of any breach or default by any Party);

20.2.4	any disclosure to any Party’s professional advisors, executive staff, board of directors or similar governing body who (i) such Party believes have a need to know such information, and (ii) are notified of the confidential nature of such information and are bound by a general duty of confidentiality in respect thereof materially similar to that set out herein;

20.2.5	any disclosure required by law or by any court of competent jurisdiction or by any regulatory authority or by the rules or regulations of any stock exchange; or

20.2.6	any disclosure made by a Party made in accordance with that Party’s proper pursuit of any legal remedy in respect of this Agreement.

20.3	In the event that a Party is required to disclose confidential information as contemplated in clause 20.2.5, such Party will:

20.3.1	advise any Party/ies in respect of whom such information relates (the “Relevant Party/ies”) in writing prior to disclosure, if possible;

20.3.2	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

20.3.3	afford the Relevant Party/ies a reasonable opportunity, if possible, to intervene in the proceedings;

20.3.4	comply with the Relevant Party/ies’ reasonable requests as to the manner and terms of such disclosure; and

20.3.5	notify the Relevant Party/ies of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it was made.

20.4	The obligations contained in this clause shall survive the expiry or termination of this Agreement for any reason. On the termination of this Agreement KellTech SA shall, at the request of KellTech Mauritius, by not later than 12 (twelve) months after such request destroy or return all information and materials belonging to KellTech Mauritius then in its possession, custody or control, including all confidential information and shall not retain any copies of the same, with the exception that KellTech SA may retain such information and materials as are reasonably required by law or any applicable governmental or regulatory authority.

21.	GOVERNING LAWS

21.1	This Agreement is governed by, and all disputes, claims, controversies, or disagreements of whatever nature arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, termination or enforceability, (a “Dispute”) shall be resolved in accordance with the laws of Mauritius.

21.2	Notwithstanding anything to the contrary contained in clause 22, any Party shall be entitled to apply for any interdict (or any other matter that cannot be resolved pursuant to clause 22) to be heard by any competent court having jurisdiction.

22.	SETTLEMENT OF DISPUTES

22.1	Amicable Settlement

If any Dispute arises between any of the Parties, they shall use all reasonable endeavours to resolve the matter amicably and in good faith. If one Party gives any other Party notice that a Dispute has arisen and the Parties are unable to resolve such Dispute within 30 (thirty) days of service of such notice, then such Dispute shall be referred to the respective chairmen or chief executives or other nominated senior representative of the Parties in dispute. No Party shall resort to arbitration against any other Party under this Agreement until at least 30 (thirty) days after such referral. This shall not affect a Party’s right to seek interim relief.

22.2	Arbitration

22.2.1	Unless provided for to the contrary in this Agreement, a Dispute which arises in regard to:

22.2.1.1	the interpretation of;

22.2.1.2	the carrying into effect of;

22.2.1.3	any of the Parties’ rights and obligations arising from;

22.2.1.4	the termination or purported termination of or arising from the termination of; or

22.2.1.5	the rectification or proposed rectification of this Agreement, or out of or pursuant to this Agreement or on any matter which in terms of this Agreement requires agreement by the Parties, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction), and which is not resolved in accordance with clause 22.1, shall be submitted to and decided by arbitration under the rules of the London Court of International Arbitration (the “LCIA Rules”) and such rules are deemed to be incorporated by reference into this clause.

22.2.2	The seat and place of arbitration shall be in Mauritius with only the Parties and their representatives present thereat.

22.2.3	The Parties shall use their reasonable endeavours to procure the expeditious completion of the arbitration.

22.2.4	Save as expressly provided in this Agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in Mauritius.

22.2.5	There shall be one arbitrator who shall, if the question in issue is:

22.2.5.1	primarily a legal matter, a practising senior counsel or, alternatively, a practising attorney of not less than 15 (fifteen) years’ experience as an attorney; or

22.2.5.2	any other matter, a suitably qualified person.

22.2.6	The appointment of the arbitrator shall be agreed upon by the Parties in writing or, failing agreement by the Parties within 10 (ten) Business Days after the arbitration has been demanded, at the request of any of the Parties shall be nominated by the LCIA Court in accordance with the LCIA Rules.

22.2.7	The Parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential unless otherwise contemplated herein.

22.2.8	The arbitrator shall be obliged to give his award in writing fully supported by reasons.

22.2.9	The provisions of this clause are severable from the rest of this Agreement and shall remain in effect even if this Agreement is terminated for any reason.

22.2.10	The arbitrator shall have the power to give default judgment if any Party fails to make submissions on due date and/or fails to appear at the arbitration, which judgment the arbitrator shall be entitled to rescind on good cause shown in terms of the legal principles applicable to rescission of judgments.

23.	BREACH

23.1	If a Party (the “Defaulting Party”) commits any breach of this Agreement including any failure to pay royalties and fails to remedy such breach within 20 (twenty) Business Days, (the “Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (the “Claiming Party”) will not be entitled to cancel this Agreement (save as contemplated in clause 19 (Force Majeure), and in this regard the Parties agree that the cancellation of this Agreement (save as contemplated in clause 19 (Force Majeure)) in the event of a breach would be an inappropriate and insufficient remedy and that irreparable damage would occur if the provisions of this Agreement were not complied with, but will be entitled, at its option, to (a) claim specific performance of all or any of the Defaulting Party’s obligations under this Agreement at such point in time, with or without claiming damages, or (b) claim damages.

23.2	Notwithstanding anything in this Agreement, if

23.2.1	KellTech SA ceases using KellTechnology in all respects for any reason whatsoever then with effect from the date upon which KellTech SA ceases using KellTechnology in all respects until the date on which KellTech SA starts using KellTechnology again KellTech SA, without being liable to KellTech Mauritius for any penalty, will not be obliged to pay any royalties to KellTech Mauritius in respect of use of the KellTechnology by KellTech SA other than royalties which have accrued to KellTech Mauritius in respect of KellTech SA prior to the date upon which KellTech SA ceases using KellTechnology or royalties which accrue to KellTech Mauritius in respect of KellTech SA after the date upon which KellTech SA again starts using KellTechnology; and/or

23.2.2	the Sub-licencee ceases using KellTechnology in all respects for any reason whatsoever and as a result is not be obliged to pay any royalties to KellTech SA then with effect from the date upon which the Sub-licencee ceases using KellTechnology in all respects until the date on which the Sub-licencee starts using KellTechnology again KellTech SA without being liable to KellTech Mauritius for any penalty, will not be obliged to pay any royalties to KellTech Mauritius in respect of use of the KellTechnology by KellTech SA other than royalties which have accrued to KellTech Mauritius in respect of KellTech SA prior to the date upon which the Sub-licencee ceases using KellTechnology or royalties which accrue to KellTech Mauritius in respect of KellTech SA after the date upon which the Sub-licencee again starts using KellTechnology.

24.	WHOLE AGREEMENT

24.1	This document constitutes the whole of the agreement (to the exclusion of all else) between the Parties relating to the subject matter hereof.

24.2	No amendment, alteration, addition, variation or consensual cancellation of this document will be valid unless in writing and signed by the Parties.

25.	WAIVER

25.1	No waiver of any of the terms or conditions of this Agreement will be binding for any purpose unless expressed in writing and signed by the Party giving the same and any such waiver will be effective only in the specific instance and for the purpose given.

25.2	No failure or delay on the part of either Party in exercising any right, power or privilege will operate as a waiver, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

26.	NOTICES

26.1	The Parties choose as their address for service for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses:

26.1.1	KellTech Mauritius:

Physical:	[***]
Postal:	[***]
Fax:	[***]
For the attention of:	[***]
With a copy to:	[***]
And to:	[***]
Fax	[***]

For the attention: Keith Liddell

26.1.2	KellTech SA:

Physical:	[***]
Postal:	[***]
Fax:	[***]
For the attention of:	[***]

26.2	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by fax but not by e-mail, unless the relevant Party has specified an e-mail address in clause 26.1 above, in which case it shall be competent to give notice to such Party by way of e-mail.

26.3	Any Party may by notice to any other Party change the physical address chosen as its address for service vis-a-vis that Party to another physical address the relevant jurisdiction or its fax number, provided that the change shall become effective vis-a-vis that addressee on the 10th (tenth) Business Day from the receipt of the notice by the addressee.

26.4	Any notice to a Party:

26.4.1	sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its address for service to which post is delivered shall be deemed to have been received on the 7th (seventh) Business Day after posting (unless the contrary is proved);

26.4.2	delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its address for service shall be deemed to have been received on the day of delivery; or

26.4.3	sent by fax to its chosen fax number stipulated in clause 26.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved), provided that the sender has received a receipt indicating proper transmission.

26.5	Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen address for service.

27.	FURTHER ASSURANCE

Each Party shall, at the reasonable request of any other Party, perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by applicable law in order to completely and punctually implement and/or give effect to this Agreement.

28.	COSTS

Each Party shall bear its own costs in relation to the negotiation, preparation and implementation of this Agreement.

29.	EXECUTION IN COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

30.	SEVERABILITY

In the event that any of the provisions of this Agreement are found to be invalid, unlawful or unenforceable, such terms shall be severable from the remaining terms, which shall continue to be valid and enforceable.

SIGNED by the Parties on the following dates and at the following places respectively.

For:	KELLTECH LIMITED

Signature:
who warrants that he / she is duly authorised thereto
Name:
Date:
Place:

For:	KELLPLANT (PTY) LTD

Signature:
who warrants that he / she is duly authorised thereto
Name:
Date:
Place:

Addendum

between

Lifezone Limited

and

ORKID S.a. r.l.

and

Sedibelo Platinum Mines Limited

and

The Industrial Development Corporation of South Africa Limited

and

Kelltech Limited (previously named Lifezone SA Ventures Limited)

and

Keith [***] Liddell

and

Kelltechnology South Africa (RF) Proprietary Limited (previously named
Kellplant Proprietary Limited)

i

Annexure A. The Agreement as amended

This Addendum is made between:

(1)	Lifezone Limited (Company No. 081243 C2/GBL) (“Lifezone”);

(2)	ORKID S.a r.l. (Registration No. B 167 777) (“Orkid”);

(3)	Sedibelo Platinum Mines Limited (Registration No. 54400) (“SPM”);

(4)	The Industrial Development Corporation of South Africa Limited (a corporation established in terms of section 2 of the Industrial Development Corporation Act of 1940) (“IDC”);

(5)	Kelltech Limited (previously named Lifezone SA Ventures Limited) (Company No. 084564 C1/GBL) (“Kell Mau”);

(6)	Keith [***} Liddell ([***]) (“Liddell”); and

(7)	Kelltechnology South Africa (RF) Proprietary Limited (previously named Kellplant Proprietary Limited) (Registration No. 2008/026628/07) (“Kell SA”).

Whereas it is agreed as follows:

1.	Introduction

1.1	The parties (the “Parties”) to this addendum (this “Addendum”) wish to amend the following agreements on the basis set out in this Addendum:

1.1.1	The licence agreement entered into between Lifezone. Kell Mau and Liddell dated 16 April 2014 (as amended) (the “Kelltech Mauritius Licence Agreement”):

1.1.2	The licence agreement entered into between Kell Mau and Kell SA dated 16 April 2014 (as amended) (the “Kelltech South Africa Licence Agreement”); and

1.1.3	The shareholders agreement entered into between Lifezone, Orkid, SPM, Kell Mau and Liddell 16 April 2014 (as amended) (the “Kelltech Mauritius Shareholders Agreement”),

collectively the “Transaction Documents”.

1.2	All capitalised terms used but not defined in this Addendum shall, unless the context otherwise requires, bear the same meaning ascribed to them in the Transaction Documents.

2.	Suspensive Conditions

2.1	Clause 3 (Amendments) is subject to the fulfilment of the suspensive condition that by no later than 30 June 2020 (or such later date or dates as Kell Mau may notify the other Parties of in writing) (the “Longstop Date”) any approvals required to be given by any one or more relevant regulatory authority with jurisdiction over any of the Parties, in terms of any legislation and/or any regulations having the force of law that are required in order for this addendum to be implemented (the “Regulatory Approvals”) (if required) have been granted either unconditionally or subject to such conditions as the Party which is subject thereto is (acting reasonably) satisfied with. It is agreed that if no Regulatory Approvals are required then the suspensive condition set out in this clause 2.1 shall be fulfilled on the date on which Kell Mau sends a written notice to the other Parties notifying the other Parties that no Regulatory Approvals are required.

2.2	Forthwith after the date upon which this Addendum is signed by the last of the Parties to do so (the “Signature Date”), the Parties shall use their respective reasonable endeavours and co- operate in good faith to procure the fulfilment of the suspensive condition, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

1

2.3	Unless the suspensive condition has been fulfilled by no later than the Longstop Date, the amendments contemplated in clause 3 (Amendments), will never become of any force or effect and none of the Parties will have any claim against any other Party in terms hereof or arising from the failure of the suspensive conditions, save for any claims arising from a breach of clause 2.2, as well as any breach of any of the provisions of this Addendum which became effective on the Signature Date.

2.4	Each of the Parties hereby expressly consents to the amendments to each of the Transaction Documents set out in clause 3.1.

3.	Amendments

3.1	The Parties wish to amend all of the Transaction Documents so that Kell SA’s rights in respect of Kelltechnology as set out in the Kelltech South Africa Licence Agreement apply to the Republic of South Africa and Zimbabwe. Accordingly, with effect from the date upon which the suspensive condition set out in clause 2 (Suspensive Conditions) is fulfilled:

3.1.1	the Kelltech Mauritius Licence Agreement is amended by:

(a)	replacing the words “South Africa” wherever they appear in clause 4.3.1 with the words “the Licensed Territory”;

(b)	replacing the phrase”; and” which appears in the last line of clause 4.3.1 with “.”;

(c)	deleting clause 4.3.2 entirely; and

(d)	replacing clause 2.3.2 with the following: “2.3.2 on a non-exclusive basis as contemplated in clause 4.2.”

3.1.2	the Kelltech South Africa Licence Agreement is amended as follows:

(a)	the definition of Licensed Territory in clause 1.2.16 is replaced with the following ““Licensed Territory” means Angola, Botswana, Democratic Republic of Congo, Lesotho, Malawi, Madagascar, Mozambique, Namibia, Swaziland, Tanzania, Zambia, Zimbabwe, South Africa and Seychelles;”;

(b)	the words “South Africa” in clauses 2.2 and 2.3 are replaced with the words “the Licensed Territory”,

3.1.3	the Kelltech Mauritius Shareholders Agreement is amended by replacing the words “South Africa” where they appear in the definition of “KellPlant Licence” in clause 1.2.36 with the words “the Licensed Territory”.

4.	Continuation of the Agreement

Save as specifically contemplated in this Addendum, the Transaction Documents shall continue to be of force and effect on the basis of their original terms and conditions as amended pursuant to any addenda thereto that were entered into prior to the Signature Date.

2

5.	Execution in Counterparts

This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

SIGNED by the Parties on the following dates and at the following places respectively:

For:	LIFEZONE LIMITED

Signature:	/s/ [***]
who warrants that he / she is duly authorised thereto

Name:	[***]
Date:	4 December 2019
Place:	[***]

For:	ORKID S.a r.l.

Signature:	/s/ E. Clarke
who warrants that he / she is duly authorised thereto

Name:	E. Clarke
Date:	4 December 2019
Place:	[***]

For:	SEDIBELO PLATINUM MINES LIMITED

Signature:	/s/ E. Clarke
who warrants that he / she is duly authorised thereto

Name:	E. Clarke
Date:	4 December 2019
Place:	[***]

For:	THE INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED

Signature:	/s/ Z.R. Coetzee
who warrants that he / she is duly authorised thereto

Name:	Z.R. Coetzee
Date:	15 May 2020
Place:	[***]

3

For:	KELLTECH LIMITED

Signature:	/s/ [***]
who warrants that he / she is duly authorised thereto

Name:	[***]
Date:	4 December 2019
Place:	[***]

For:	KEITH [***] LIDDELL

Signature:	/s/ K. Liddell
who warrants that he / she is duly authorised thereto

Name:	K. Liddell
Date:	4 December 2019
Place:	[***]

For:	KELLTECHNOLOGY SOUTH AFRICA (RF) PROPRIETARY LIMITED

Signature:	/s/ E. Clarke
who warrants that he / she is duly authorised thereto

Name:	E. Clarke
Date:	4 December 2019
Place:	[***]

4

Annexure A. The Agreement as amended

Orkid S.a r.I. (“Orkid”) (registration no. B 167 777) Legis House 11 New Street, St Peter Port Guernsey GY1 3EG

To: KellTech Limited (“KellTech”) (formerly Lifezone SA Ventures Limited) (company no. 084564 C1/GBL) 4th Floor, Ebene Skies rue de (‘Institute Ebene, Republic of Mauritius	Lifezone Limited (“Lifezone”) (attn: [***]) (company no. 081243 C2/GBL) 4th Floor, Ebene Skies rue de (‘Institute Ebene, Republic of Mauritius

Kelltechnology South Africa (RF)

Proprietary Limited (“KellTech SA”)

(registration no. 2008/026628/07)

6 Ecofusion Office Park Block B,

324 Witch-Hazel Ave Highveld Park, Ext 59

Centurion, Gauteng, 0157

Republic of South Africa

Kellplant Proprietary Limited (“KellPlant”)

(registration no. 2015/364753/07)

6 Ecofusion Office Park Block B,

324 Witch-Hazel Ave Highveld Park,

Ext 59 Centurion, Gauteng, 0157

Republic of South Africa

The Industrial Development Corporation Of South Africa Limited (“IDC”) 19 Fredman Drive, Sandown, 2191 Republic of South Africa (Attention: Head of Basic Metals and Mining)

22 May 2020

Dear Sirs

Amendments to the KellTech SA arrangements

Further to discussions between the parties, the following amendments to the KellTech SA arrangements have been agreed with effect from the date hereof.

1.	We refer to the following KellTech arrangements (together, the “KellTech Documents”):

1.1	the KellTech SA Shareholders Agreement dated 12 February 2016 between Lifezone, Orkid, IDC, KellTech and KellTech SA, as amended (the “KellTech SA Shareholders Agreement”);

1.2	the KellTech SA Licence Agreement dated 16 April 2014 between KellTech Mauritius and KellTech SA, as amended, including by the first addendum dated 12 February 2016 (the “KellTech SA Licence”);

1.3	the KellPlant Licence Agreement dated 12 February 2016 between KeliTech SA and KellPlant, as amended (the “KellPlant Licence”, and together with the KellTech SA Licence, the “Licence Agreements”;

1.4	the KellTech SA Memorandum of Incorporation, as amended (the “KellTech SA Constitution”).

2.	In each of the KellTech Documents:

2.1	the definition of “PGMs” will be amended by the replacement of the definition in its entirety with the following:

““PGMs” means (a) platinum, palladium, rhodium, ruthenium, iridium and osmium (all six being the metallic elements contained in the Platinum Group of the Periodic Table, “PGEs”) but only where the primary focus of the extraction process is on the extraction of one or more of the PGEs; (b) gold and silver (“Precious Metals”) but only where the primary focus of the extraction process is on the extraction of one or more of PGEs or one or more of the Precious Metals; and (c) nickel, copper, cobalt, and other metals, elements or compounds but only where the primary focus of the extraction process is on the extraction of one or more of the PGEs or one or more of the Precious Metals;”

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2.2	the definition of “Patents” will be amended by the replacement of the definition in its entirety with the following:

““Patents” means, to the extent that they relate to Kelltechnology only

(a)	South African Patent 2000/6600;

(b)	South African provisional patent application 2012/05222;

(c)	South African Patent No. 2014/09387;

(d)	African Regional Intellectual Property Organisation (“ARIPO”) Patent No. AP/P/2014/008110;

(e)	South African Patent No. 2015/08577;

(f)	ARIPO Patent No. AP/P/2015/008962;

(g)	South African Patent No. 2014/08684;

(h)	South African Patent No. 2017/05992;

(i)	ARIPO Patent No. AP/P/2015/008960;

(j)	South African Patent No. 2018/04188; and

(k)	ARIPO Patent No. AP/P/2018/010822, and all patent applications and granted patents in the Licenced Territory in the same patent family as any of the aforementioned patent applications;”

3.	In each of the KellTech SA Shareholders Agreement and the KellTech SA Constitution:

3.1	the definition of “Intellectual Property” will be amended by the replacement of the definition in its entirety with the following (underlined text is underlined solely to indicate it is new):

““Intellectual Property” means all intellectual property rights relating to Kelltechnology of whatsoever nature, whether registered or unregistered, owned, licensed to or controlled by Lifezone in the Licensed Territory, including, without limitation, the ‘mentions, information and technologies that form the subject matter of the Patents and the Know-How in each case relating to Kelltechnology, and all current and future improvements, variations and individual unit operations thereof, whether conceived of, developed and/or acquired by Lifezone and regardless of howsoever created;”

4.	In each of the Licence Agreements, the definition of “Net Refinery Return” will be amended by the replacement of the definition in its entirety with the following (struckthrough text is struckthrough solely to indicate it has been deleted):

““Net Refinery Return” means the net revenue (after deducting transport costs, customs clearing costs, refining charges and realizations) received from the sales of ~~ref~~i~~ned~~ PGMs produced from Concentrate from a plant using Kelltechnology;”

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5.	To the extent necessary, where the relevant agreed amendment appears in the KellTech SA Constitution, the relevant parties will procure that such constitution is formally amended so that such amendment is implemented. For the avoidance of doubt, the relevant parties will procure that the relevant shareholder resolutions are proposed, passed and registered as may be required by local law.

This letter is governed by, and all disputes of whatever nature arising out of or in connection with this letter shall be resolved in accordance with the laws of the Republic of South Africa.

The provisions of clauses 24 (Settlement of Disputes) and 31 (Execution in Counterparts) of the KellTech SA Shareholders Agreement will apply to this letter as if set out in full herein.

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Erich Clarke
For and on behalf of:	Orkid S.a r.l.
Name:	Erich Clarke
who warrants that he / she is duly authorised thereto
Date:	10 June 2020
Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Erich Clarke
For and on behalf of:	Kelltech Limited
Name:	Erich Clarke
who warrants that he / she is duly authorised thereto
Date:	29 May 2020
Place:	[***]

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By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ [***]
For and on behalf of:	Lifezone Limited
Name:	[***]
who warrants that he / she is duly authorised thereto
Date:	12 June 2020
Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ R S Wallace	/s/ ZR Coetzee
For and on behalf of:	The Industrial Development Corporation of South Africa	Industrial Development Corporation
Name:	R S Wallace	ZR Coetzee
	who warrants that he / she is duly authorised thereto	who warrants that he / she is duly authorised thereto
Date:	30/10/20	30 October 2020
Place:	[***]	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ Erich Clarke
For and on behalf of:	Kelltechnology South Africa (RF) Proprietary Limited
Name:	Erich Clarke
who warrants that he / she is duly authorised thereto
Date:	29 May 2020
Place:	[***]

By our signature hereto, we hereby confirm our agreement with the contents of this letter:

Signature:	/s/ [***]
For and on behalf of:	Kellplant Proprietary Limited
Name:	[***]
who warrants that he / she is duly authorised thereto
Date:	12 June 2020
Place:	[***]

8

Third Addendum to the Kelltech South Africa
License Agreement

between

Kelltech Limited

(Company No. 084564 C1/GBL)

and

Kelltechnology South Africa (RF) Proprietary Limited

(Registration No. 2008/026628/07)

White & Case LLP
Katherine Towers, 1st Floor
1 Park Lane, Wierda Valley
Sandton, Johannesburg, 2196
Republic of South Africa

i

Annexure A. The Agreement as amended

Whereby it is agreed as follows:

1.	Introduction

1.1	The parties (the “Parties”) to this third addendum (this “Third Addendum”) entered into an agreement on or about 16 April 2014 (the “Agreement”) and amended the Agreement on or about 03 February 2016 and amended on or about 12 June 2020.

1.2	The Parties wish to further amend the Agreement on the basis set out herein.

1.3	All defined terms used but not defined in this Third Addendum shall, unless the context otherwise requires, bear the same meaning ascribed to them in the Agreement.

2.	Amendments

With effect from the date on which this Third Addendum is signed by the Parties (the “Signature Date”), the Agreement is hereby amended by:

2.1	numbering the paragraph currently in clause 7 as clause 7.1 and inserting a new clause 7.2 which provides as follows:

“7.2	The Parties recognise that KTSA’s subsidiary, KellPlant SA, may from time to time require the support of KellTech Mauritius and/or Lifezone and/or Liddell to effectively apply and utilise the Intellectual Property and/or to show or illustrate how the Intellectual Property is to be applied or implemented to KellPlant SA or any sublicensee of KellPlant SA and KellTech Mauritius shall, against payment by KTSA to Kelltech Mauritius of the reasonable charges and expenses of Kelltech Mauritius, Lifezone and Liddell, provide, or at the election ofKTSA, procure from Lifezone and/or Liddell such support and/or services as KTSA or KellPlant SA may reasonably require to effectively transfer the Know-How or to show or illustrate how the Intellectual Property is to be applied, utilised and/or implemented. “

2.2	inserting a new clause 7.3 which provides as follows:

“7.3	KellTech Mauritius shall inform KTSA of all future improvements to, and/or variations of, the Intellectual Property as soon as reasonably possible after such improvements and/or variations coming into existence and KellTech Mauritius shall, against payment by KTSA to Kelltech Mauritius of the reasonable charges and expenses of Kelltech Mauritius, Lifezone and Liddell, provide to KTSA or KellPlant SA, or procure from Lifezone the provision to KTSA or KellPlant SA, copies of all documentation and other materials in the possession of KellTech Mauritius, Lifezone and/or Liddell adequately imparting the subject matter of such improvements and/or variations and the Know-How related thereto reasonably necessary for the implementation and/or use of such improvements and/or variations as soon as reasonably possible after such notification.”

2.3	inserting a new clause 9.4 which provides as follows:

“9.4	Changes to Calculations of Interest

9.4.1	Discontinuation of Libor

Notwithstanding anything to the contrary contained herein, if Libor:

9.4.1.1	ceases to exist;

9.4.1.2	is discontinued or ceases to be published, permanently or indefinitely; or

9.4.1.3	will be prohibited from being used or its use will be subject to restrictions or adverse consequences,

then all references to Libor in this Agreement will be deemed to be references to the Successor Rate, and if there is no Successor Rate, will be deemed to be references to the Alternative Rate.

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9.4.2	For this purpose:

i.	“Alternative Rate” means an interest rate agreed between the Parties, provided that if the Parties cannot so agree, then the most suitable interest rate will be determined by independent bankers, acting reasonably. Such independent bankers will be agreed to by the Parties, and failing agreement will be appointed by the auditors ofKellTech SA. The independent bankers shall act as an expert and not as an arbitrator.

ii.	“Relevant Nominating Body” means:

a.	the New York Federal Reserve, or any central bank or other supervisory authority which is responsible for supervising the administration ofLibor; or

b.	any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (A) the central bank for the currency to which Libor relates, (B) any central bank or other supervisory authority which is responsible for supervising the administration ofLibor, or (C) a group of the aforementioned central banks or other supervisory authorities.

iii.	“Successor Rate” means a successor to or replacement of Libor which is formally recommended by any Relevant Nominating Body, which at the date of this Agreement is the Secured Overnight Financing Rate (SOFR) published by the Federal Reserve Bank ofNew York daily at 8am (New York time).”

3.	Continuation of the Agreement

Save as specifically contemplated in this Third Addendum, the Agreement shall continue to be of force and effect on the basis of its original terms and conditions.

4.	No Amendment

4.1	No amendment or consensual cancellation of this Third Addendum or any provision or term hereof or of any agreement or other document issued or executed pursuant to or in terms of this Third Addendum and no settlement of any disputes arising under this Third Addendum and no extension of time, waiver, relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this Third Addendum or of any agreement or other document issued pursuant to or in terms of this Third Addendum shall be binding unless recorded in a written document signed by the Parties (or in the case of an extension of time, waiver, relaxation or suspension, signed by the Party granting such extension, waiver, relaxation or suspension). Any such extension, waiver, relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

4.2	No oral undertaking not to sue (pactum de non petendo) shall be of any force or effect.

4.3	No extension of time or waiver or relaxation of any of the provisions or terms of this Third Addendum or any agreement or other document issued or executed pursuant to or in terms of this Third Addendum, shall operate as an estoppel against any Party in respect of its rights under this Third Addendum, nor shall it operate so as to preclude such Party thereafter from exercising its rights strictly in accordance with this Third Addendum.

4.4	To the extent permissible by law no Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

4.5	This Third Addendum shall be governed by and interpreted in accordance with the substantive laws of the Republic of South Africa.

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5.	Execution in Counterparts

This Third Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

Signed by the Parties on the following dates and at the following places respectively:

Signed at [***] on this the 1st day of December 2021 For and on behalf of	/s/ ILLEGIBLE
Kelltech Limited	Signatory:
Capacity:
Who warrants authority hereto

Signed at [***] on this the 30 day of November 2021 For and on behalf of	/s/ Erich Clarke
Kelltechnology South Africa (RF)	Signatory: Erich Clarke
Proprietary Limited	Capacity: Director
Who warrants authority hereto

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